EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Nick Hughes
(312) 445-2870
Email: CAS@alpha-ir.com
Traded: NYSE (CAS)

FOR IMMEDIATE RELEASE
FEBRUARY 9, 2016

A.M. Castle & Co. Announces Additional Support for Its Senior Secured Note Exchange Offer

Company achieves over 98% support for senior secured note exchange offer

Recent completion of operational consolidations, coupled with improved capital structure, provides pathway to allow Company to execute its operating plan and grow

OAK BROOK, IL, February 9th - A.M. Castle & Co. (NYSE:CAS) (the “Company” or “Castle”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, announced today that it had entered into an agreement with one of its large equity holders and one of its large public debt holders (the “Agreement”) resulting in additional support for the Company’s previously-announced, private exchange offer to certain eligible holders (the “Exchange Offer”) relating to the exchange of new 12.75% Senior Secured Notes due 2018 (the “New Notes”) for the Company’s outstanding 12.75% Senior Secured Notes due 2016 (the “Existing Notes”). As a result of the Agreement and upon completion of the Exchange Offer, $206,302,000 aggregate principal amount (or 98.24%) of the total $210,000,000 aggregate principal amount of Existing Notes will be exchanged for New Notes, leaving $3,698,000 aggregate principal amount of the Existing Notes with a maturity of December 2016.

President and CEO Steve Scheinkman commented, “We are thrilled with the overwhelming participation in the Exchange Offer. Ten months ago, our management team set out to both operationally restructure and refinance A.M. Castle, with an objective to improve the business’ profitability profile and better position the Company for long-term growth. With today’s announcement, and the planned future exchange of our convertible notes, we have developed a clear, near-term path to financial stability, which we believe will enhance the long-term competitiveness of the business.”

Scheinkman added, “We have consolidated the operations of the facilities we targeted in April on time and within budget, which has helped us reduce our cost structure and drive more accountability down to the local branch level. To further delever our balance sheet, we recently announced the decision to sell our Total Plastics, Inc. subsidiary and certain assets related to our underperforming energy business. We have made significant progress on both initiatives and expect to accomplish both in accordance with our planned timelines.”

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Scheinkman concluded, “In response to continued challenges in the global metals market, we have taken additional bold action to reshape the Company, and as a result, we believe we are well positioned to succeed in the months and years ahead. While we have maintained our focus on getting even closer to our customers during this period of transition, we are excited to now be able to focus our undivided attention to working with our customers and suppliers to provide supply chain solutions that address their needs. Our goal is to become even more responsive to the needs of our customers, all while continuing to fine-tune our cost structure on a branch-by-branch basis. Most importantly, with the proper capital structure, we believe that we can take advantage of opportunities that will be available as market cycles begin to turn.”
More specifically, the Agreement mentioned above provides that a company affiliated with W.B. & Co. and FOM Corporation, which together hold in the aggregate approximately 28% of the Company’s outstanding common stock and have two representatives serving on the Company’s board of directors (collectively, the “Significant Equity Holder”), agreed to purchase approximately $34.7 million aggregate principal amount of Existing Notes from a significant holder of the Company’s public debt (the “Significant Debt Holder”). As part of this Agreement, the Significant Debt Holder has agreed to tender and not withdraw prior to the expiration of the Exchange Offer the remaining approximately $23.2 million aggregate principal amount of Existing Notes that it holds. In addition, the Significant Equity Holder has agreed with the Company to tender and not withdraw prior to the expiration of the Exchange Offer the Existing Notes being purchased. In consideration of these agreements to participate in the Exchange Offer, the Company has agreed to pay to the Significant Equity Holder and the Significant Debt Holder the consent payment provided for in the Exchange Offer and to reimburse their reasonable legal fees.
The Company also announced that the early settlement of the Exchange Offer occurred on February 8, 2016 (the “Early Settlement”). As previously announced, on February 2, 2016, the Company executed and delivered a supplemental indenture that gives effect to certain amendments to the indenture governing the Existing Notes (the “Existing Indenture”), including elimination of substantially all restrictive covenants and certain events of default in the Existing Indenture and release of all the collateral securing the Existing Notes and guarantees thereof. In connection with the Early Settlement, on February 8, 2016, (i) the Supplemental Indenture became operative, (ii) the Total Exchange Consideration (as defined in the confidential offering memorandum and consent solicitation statement dated January 15, 2016) was paid with respect to the Existing Notes that were validly tendered in the Exchange Offer and (iii) an aggregate principal amount of $148,422,000 of the New Notes were issued pursuant to a new indenture governing the New Notes.
The complete terms and conditions of the Exchange Offer are set forth in the Confidential Offering Memorandum. The Exchange Offer will expire at 11:59 p.m. New York City time on February 12, 2016, unless extended.
The Exchange Offer is being made, and the New Notes will be issued, only to holders of Existing Notes that are (i) “qualified institutional buyers” as that term is defined in Rule 144A under the Securities Act, or QIBs, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, (ii) institutional investors which are “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act or (iii) not a “U.S. Person” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act. Documents relating to the Exchange Offer will only be distributed to holders of outstanding Existing Notes that have returned a certification letter to us that they are eligible to participate in the Exchange Offer.

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Holders of outstanding Existing Notes who wish to receive a copy of the eligibility letter for the Exchange Offer may contact D.F. King & Co., Inc. toll free at (800) 591-8269, (212) 269-5550 (banks and brokerage firms), e-mail at cas@dfking.com or via the following website: www.dfking.com/cas. The New Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.
This press release is not an offer to sell, nor a solicitation of an offer to buy, the New Notes in the United States or elsewhere. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Exchange Offer is made only by, and pursuant to, the terms set forth in the related offering memorandum and consent solicitation. The Exchange Offer is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Finally, on February 8, 2016, the Company announced that it entered into Amendment No. 3 (“Amendment No. 3”) to its senior credit facility. The terms of Amendment No. 3 permit (i) the Exchange Offer, (ii) an exchange offer of new 5.25% Senior Secured Convertible Notes due 2019 for the Company’s 7.00% Convertible Senior Notes due 2017 (the “New Convertible Notes”) and (iii) the granting of a third-priority lien to the holders of such New Convertible Notes. All other material terms of the Company’s senior credit facility remain unchanged.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 42 service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.

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Cautionary Statements Regarding Forward-Looking Information
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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